UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 7, 2021

Golub Capital BDC, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	814-00794	27-2326940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GBDC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

2.500% Notes due 2026

On October 7, 2021, Golub Capital BDC, Inc. (the “Company”) entered into an underwriting agreement (the “2026 Notes Underwriting Agreement”) by and among the Company, GC Advisors LLC and Golub Capital LLC, and J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Exhibit A thereto, in connection with the issuance and sale of an additional $200.0 million aggregate principal amount of the Company’s 2.500% Notes due 2026 (the “New 2026 Notes” and the issuance sale of the New 2026 Notes, the “2026 Notes Offering”).

The New 2026 Notes were issued as additional notes under the base indenture, dated October 2, 2020 (the “Base Indenture”), between the Company and U.S. Bank National Association, as trustee (the “Trustee”), as supplemented by the second supplemental indenture, dated February 24, 2021 (the “Second Supplemental Indenture” and together with the Base Indenture, the “2026 Notes Indenture”), pursuant to which the Company issued $400.0 million aggregate principal amount of the 2.500% Notes due 2026 (the “Existing 2026 Notes” together with the New 2026 Notes, the “2026 Notes”) on February 24, 2021. The New 2026 Notes will be treated as a single series with the Existing 2026 Notes under the 2026 Notes Indenture and will have the same terms as the Existing 2026 Notes. The New 2026 Notes will have the same CUSIP number and will be fungible and rank equally with the Existing 2026 Notes. Upon issuance of the New 2026 Notes, the outstanding aggregate principal amount of the Company’s 2.500% Notes due 2026 is $600.0 million.

The Company expects to use the net proceeds of the 2026 Notes Offering primarily to repay outstanding indebtedness. The indebtedness the Company expects to repay with the net proceeds of the 2026 Notes Offering includes amounts outstanding under the senior secured revolving credit facility with JPMorgan Chase Bank, N.A. (the “JPM Credit Facility”). The Company may reborrow under the JPM Credit Facility for general corporate purposes, which may include investing in portfolio companies in accordance with its investment strategy.

The 2026 Notes mature on August 24, 2026, unless previously redeemed or repurchased in accordance with their terms. The 2026 Notes bear interest at a rate of 2.500% per year payable semi-annually in arrears on February 24 and August 24 of each year. The 2026 Notes are the Company’s general unsecured obligations that rank senior in right of payment to all of the Company’s future indebtedness or other obligations that are expressly subordinated, or junior, in right of payment to the 2026 Notes; equal in right of payment to the Company’s existing and future indebtedness or other obligations that are not so subordinated or junior; effectively junior to any of the Company’s secured indebtedness or other obligations (including unsecured indebtedness that the Company later secures) to the extent of the value of the assets securing such indebtedness; and structurally junior to all existing and future indebtedness and other obligations (including trade payables) incurred by the Company’s subsidiaries, financing vehicles or similar facilities.

At any time or from time to time, the Company may redeem some or all of the 2026 Notes at a redemption price equal to the greater of (1) 100% of the principal amount of the 2026 Notes to be redeemed or (2) the sum of the present values of the remaining scheduled payments of principal and interest (exclusive of accrued and unpaid interest to the date of redemption) on the 2026 Notes to be redeemed through July 24, 2026 (the date falling one month prior to the maturity date of the 2026 Notes), discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) using the applicable Treasury Rate (as defined in the Second Supplemental Indenture) plus 30 basis points, plus, in each case, accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the Company redeems any 2026 Notes on or after July 24, 2026 (the date falling one month prior to the maturity date of the 2026 Notes), the redemption price for the 2026 Notes will be equal to 100% of the principal amount of the 2026 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. No sinking fund is provided for the 2026 Notes. In addition, if a Change of Control Repurchase Event (as defined in the Second Supplemental Indenture) occurs in respect of the Company, holders of the 2026 Notes may require the Company to repurchase for cash some or all of their 2026 Notes at a repurchase price equal to 100% of the principal amount of the 2026 Notes to be repurchased, plus accrued and unpaid interest to, but not including, the repurchase date.

The 2026 Notes Indenture contains certain covenants, including a covenant requiring the Company to comply with Section 18(a)(1)(A) as modified by Section 61(a)(1) and (2) of the Investment Company Act of 1940, as amended, or any successor provisions, but giving effect to any exemptive relief granted to the Company by the Securities and Exchange Commission (the “SEC”) and to provide financial information to the holders of the 2026 Notes and the Trustee if the Company should no longer be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended. These covenants are subject to important limitations and exceptions that are set forth in the 2026 Notes Indenture.

The New 2026 Notes were offered and sold pursuant to the Company’s effective shelf registration statement on Form N-2 (File No. 333-232387) previously filed with the SEC (the “Registration Statement”), as supplemented by a preliminary prospectus supplement dated October 7, 2021, a final prospectus supplement dated October 7, 2021 and the pricing term sheet filed with the SEC on October 7, 2021. The transaction closed on October 13, 2021.

The description above is only a summary of the material provisions of the 2026 Notes Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture, and the New 2026 Notes and is qualified in its entirety by reference to a copy of the 2026 Notes Underwriting Agreement, the Base Indenture, the Second Supplemental Indenture, and the form of global note representing New 2026 Notes, each filed or incorporated by referenced as exhibits to this Current Report on Form 8-K and incorporated by reference herein.

3.375% Notes due 2024

On October 7, 2021, the Company entered into an underwriting agreement (the “2024 Notes Underwriting Agreement”) by and among the Company, GC Advisors LLC and Golub Capital LLC, and J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the several underwriters named in Exhibit A thereto, in connection with the issuance and sale of an additional $100.0 million aggregate principal amount of the Company’s 3.375% Notes due 2024 (the “2024 Notes Offering”). The closing of the 2024 Notes Offering is expected to occur on October 15, 2021, subject to customary closing conditions.

The 2024 Notes Offering was made pursuant to the Registration Statement, as supplemented by a preliminary prospectus supplement dated October 7, 2021, a final prospectus supplement dated October 7, 2021 and the pricing term sheet filed with the SEC on October 7, 2021.

The description above is only a summary of the material provisions of the 2024 Notes Underwriting Agreement and is qualified in its entirety by reference to a copy of the 2024 Notes Underwriting Agreement, which is filed as an exhibit to this Current Report on Form 8-K and incorporated by reference herein.

This Current Report on Form 8-K shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Form 8-K under the heading entitled “2.500% Notes due 2026” is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

1.1	Underwriting Agreement, dated October 7, 2021, by and among Golub Capital BDC, Inc., GC Advisors LLC and Golub Capital LLC, and J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the underwriters named in Exhibit A thereto (relating to the 2026 Notes Offering).
1.2	Underwriting Agreement, dated October 7, 2021, by and among Golub Capital BDC, Inc., GC Advisors LLC and Golub Capital LLC, and J.P. Morgan Securities LLC and SMBC Nikko Securities America, Inc., as representatives of the underwriters named in Exhibit A thereto (relating to the 2024 Notes Offering).
4.1	Indenture, dated as of October 2, 2020, by and between Golub Capital BDC, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on October 2, 2020).
4.2	Second Supplemental Indenture, dated as of February 24, 2021, relating to the 2.500% Notes due 2026, by and between Golub Capital BDC, Inc. and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed on February 24, 2021).
4.3	Form of 2.500% Notes due 2026 (incorporated by reference to Exhibit 4.2 to Current Report on Form 8-K filed on February 24, 2021).
5.1	Opinion of Eversheds Sutherland (US) LLP relating to the 2.500% Notes due 2026.
23.1	Consent of Eversheds Sutherland (US) LLP relating to the 2.500% Notes due 2026 (contained in the opinion filed as Exhibit 5.1 hereto)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital BDC, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital BDC, Inc.

Date: October 13, 2021	By:	/s/ Christopher C. Ericson
Christopher C. Ericson
Chief Financial Officer and Treasurer